Exhibit 4.1

10X GENOMICS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made and entered into as of October 18, 2018 by and among 10X Genomics, Inc., a Delaware corporation (the “Company”), Serge Saxonov, Benjamin Hindson and Kevin Ness (the “Founders”), the holders of Series A-1 Preferred Stock (the “Series A-1 Preferred”) and Series A-2 Preferred Stock (the “Series A-2 Preferred,” together with Series A-1 Preferred, the “Series A Stock”) of the Company, the holders of Series B Preferred Stock of the Company (the “Series B Stock”), the holders of Series C Preferred Stock of the Company (the “Series C Stock”), the holders of Series D Preferred Stock of the Company (the “Series D Stock”) and the purchasers of Series D-1 Preferred Stock of the Company (the “Series D-1 Stock”) listed on Schedule 1 (the “Investors”).

RECITALS

The Company and certain of the Investors have entered into a Series D-1 Preferred Stock Purchase Agreement (the “Purchase Agreement”) dated as of the even date herewith, pursuant to which the Company desires to sell to the purchasers of Series D-1 Stock (the “Series D-1 Purchasers”) and the Series D-1 Purchasers desire to purchase from the Company shares of the Company’s Series D-1 Stock. A condition to the Series D-1 Purchasers’ obligations under the Purchase Agreement is that the Company, the Founders and the Investors enter into this Agreement in order to provide the Investors (i) certain rights to register shares of the Company’s Class A Common Stock or Class B Common Stock (the “Common Stock”) issuable upon conversion of the Company’s preferred stock (the “Preferred Stock”) held by the Investors (or, upon conversion of the Class A Common Stock held by Investors into Class B Common Stock, if applicable), (ii) certain rights to receive or inspect information pertaining to the Company, and (iii) a right of first offer with respect to certain issuances by the Company of its securities.

Certain of the Investors possess certain rights pursuant to an Amended and Restated Investors’ Rights Agreement dated as of April 10, 2018 between the Company and such Investors (the “Prior Agreement”), and the Company and such Investors desire to amend and restate the Prior Agreement and further desire that this Agreement supersede and replace the Prior Agreement in its entirety.

The Company, the Founders and certain of the Investors desire to induce the Series D-1 Purchasers to purchase shares of Series D-1 Stock pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth below.

AGREEMENT

The parties agree as follows:

1. Registration Rights.

1.1 Definitions. For purposes of this Agreement:

(a) The term “Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

(b) The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act.

(c) The term “Founders’ Shares” means the shares of Common Stock issued to the Founders (or issuable to the Founders upon conversion of their Class A Common Stock into Class B Common Stock, if applicable).

(d) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement.

(e) The term “Qualified IPO” means a public offering by the Company of shares of its Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, in connection with which all the then-outstanding shares of Preferred Stock are converted into shares of Common Stock pursuant to Article IV(B)(4)(b)(i) of the Company’s Seventh Amended and Restated Certificate of Incorporation as such certificate of incorporation may be amended from time to time (the “Restated Certificate”).

(f) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(g) The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Preferred Stock, other than shares for which registration rights have terminated pursuant to Section 1.15 hereof, (ii) the Founders’ Shares, provided, however, that for the purposes of Section 1.2, 1.4 and 1.13 the Founders’ Shares shall not be deemed Registrable Securities and the Founders shall not be deemed Holders, and (iii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) and (ii); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which such person’s rights under this Agreement are not assigned.

Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (C) the Holder thereof is entitled to exercise any right provided in Section 1 in accordance with Section 1.12 below.

(h) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

(i) The term “SEC” means the U.S. Securities and Exchange Commission.

(j) The term “Securities Act” means the U.S. Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

1.2 Request for Registration.

(a) If the Company shall receive at any time after the earlier of (i) the 5th anniversary of the Initial Closing (as such term is defined in the Purchase Agreement), or (ii) six months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders holding more than 50% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least such number of the Registrable Securities having an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $10,000,000, then the Company shall, within 10 days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to file as soon as practicable, and in any event within 90 days of the receipt of such request, a registration statement under the Securities Act covering all Registrable Securities which the Holders request to be registered within 20 days of the mailing of such notice by the Company.

(b) If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company (the “Board”), it would be seriously detrimental to the Company and its holders of capital stock for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period; and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such 120-day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under SEC Rule 145, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) after the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(ii) during the period starting with the date 90 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a registration subject to Section 1.3 unless such offering is the initial public offering of the Company’s securities, in which case, ending on a date 180 days after the effective date of such registration subject to Section 1.3; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

(iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4.

1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for holders of capital stock other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the

Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 5.4, the Company shall, subject to the cut back provisions of Section 1.8 cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

1.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders holding more than 20% of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its holders of capital stock for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any 12-month period; (iv) if the Company has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; (vi) if the Company has already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 1.4; or (vii) during the period ending 180 days after the effective date of a registration statement subject to Section 1.3.

(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.

(c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Following the effective date of such registration statement, notify the Holders of any request by the SEC that the Company amend or supplement such registration statement, or the associated prospectus.

(e) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 days.

(h) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(j) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

1.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b), whichever is applicable.

1.7 Expenses of Registration.

(a) Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements, not to exceed $50,000 for each registration, of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders (i) have learned of a material adverse change in the condition, business, or prospects of the Company that was not known to the Holders at the time of their request and (ii) have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall not forfeit their rights pursuant to Section 1.2.

(b) Company Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements, not to exceed $50,000 for each registration, of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

(c) Registration on Form S-3. All expenses incurred in connection with a registration requested pursuant to Section 1.4, including (without limitation) all registration, filing, qualification, printers’ and accounting fees and the reasonable fees and disbursements, not to exceed $30,000 for each registration, of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, and counsel for the Company shall be borne by the Company, and any underwriters’ discounts or commissions associated with Registrable Securities, shall be borne pro rata by the Holder or Holders participating in the Form S-3 registration.

1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by holders of capital stock to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling security holders according to the total amount of securities entitled to be included therein owned by each selling security holder or in such other proportions as shall mutually be agreed to by such selling security holders) but in no event shall (a) the amount of securities of the selling Holders included in the offering be reduced below 30% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case, the selling security holders may be excluded if the underwriters make the determination described above and no other holder’s securities are included or (b) any securities held by a Founder be included if any securities held by any selling Holder are excluded. For purposes of the preceding parenthetical concerning apportionment, for any selling security holder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and holders of capital stock of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling security holder,” and any pro-rata reduction with respect to such “selling security holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling security holder,” as defined in this sentence.

1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and security holders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b) To the extent permitted by law, each selling Holder will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided that in no event shall any contribution by a Holder under this Subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) (1) by a Holder to a transferee or assignee (a) of at least 750,000 shares of the transferring Holder’s aggregate Registrable Securities originally obtained from the Company (or if the transferring Holder then owns less than 750,000 of such originally acquired securities, then all remaining Registrable Securities then held by the transferring Holder), (b) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or holder of capital stock of a Holder, (c) that is an affiliated fund or entity of the Holder, which means with respect to (i) a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company, and (ii) an investment company registered under the

Investment Company Act of 1940, as amended, advised by Fidelity Management & Research Company (“Fidelity”) or any affiliated investment advisor of Fidelity, one or more mutual fund, pension fund, pooled investment vehicle or institutional client advised by Fidelity or any affiliated investment advisor of Fidelity, in each case, registered under the Investment Advisers Act of 1940. (such a fund or entity, an “Affiliated Fund”), (d) who is a Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (such a relation, a Holder’s “Immediate Family Member”, which term shall include adoptive relationships), or (e) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member, or (2) by Fidelity or its Affiliated Funds (each, a “Fidelity Entity”) pursuant to a merger or reorganization of a U.S. registered mutual fund, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if the transferee agrees to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (i) a partnership who are partners or retired partners of such partnership or (ii) a limited liability company who are members or retired members of such limited liability company (including Immediate Family Members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

1.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders holding at least a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within 120 days of the effective date of any registration effected pursuant to Section 1.2.

1.14 Lock-Up Agreement.

(a) Lock-Up Period; Agreement. If so requested by the Company or the underwriters in connection with the initial public offering of the Company’s securities registered under the Securities Act, Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (i) held by such Holder as of immediately prior to the effectiveness of the registration statement relating to such initial public offering (except for those being registered) or (ii) acquired by such Holder following the effectiveness of such registration statement if the disposition of such securities would obligate such Holder to make a filing under Section 16(a) of the Exchange Act, in each case, without the prior written consent of the Company or such underwriters, as the case may be, for 180 days from the effective date of the registration statement (or such other period as may be required to accommodate regulatory restrictions on (A) the publication or other distribution of research reports and (B) analyst recommendations and opinions) and Holder shall execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of such offering.

(b) Limitations. The obligations described in Section 1.14(a) shall apply only if all officers and directors of the Company and all 1% securityholders of the Company are subject to similar restrictions, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act. Any discretionary waiver of any officer, director or 1% stockholder from Section 1.14(a) shall apply to all Investors subject to Section 1.14(a) on a pro-rata basis.

(c) Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 1.14(a)).

(d) Transferees Bound. Each Holder agrees that prior to the Company’s initial public offering it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.14.

1.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (a) two years following the consummation of a Qualified IPO, (b) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a three-month period without registration, or (c) upon termination of this Agreement, as provided in Section 3.

2. Covenants of the Company.

2.1 Delivery of Financial Statements. Upon the request by a Major Investor (as hereinafter defined), the Company shall deliver to each Major Investor (other than a Major Investor reasonably deemed by the Company to be a competitor of the Company):

(a) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and, unless otherwise required by the Board, audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company; provided, however, that in the event unaudited financial statements are delivered pursuant to this Section 2.1(a) and audited financials subsequently become available, then the Company shall promptly provide such audited financial statements to the Major Investors;

(b) as soon as practicable, but in any event within 30 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

(c) within 30 days of the end of each month, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;

(d) as soon as practicable, but in any event 30 days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

(e) with respect to any unaudited financial statements called for in this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board determines that it is in the best interest of the Company to do so.

(f) Each set of financial statements delivered to one or more Investors pursuant to Subsections 2.1(a), 2.1(b) and 2.1(c) shall be accompanied by a comparison to the budget for such period, and, if, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 2.1 to the contrary, the Company may cease providing the information set forth in this Section 2.1 during the period starting with the date 60 days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 2.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

2.2 Inspection. The Company shall permit each Major Investor (except for a Major Investor reasonably deemed by the Company to be a competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be privileged or a trade secret or similar confidential information.

2.3 Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Agreement, a “Major Investor” shall mean any person (i) who holds at least 750,000 shares (subject to adjustment for stock splits, stock dividends, reclassifications or the like) of Registrable Securities, (ii) Morgan Stanley Variable Investment Series – Multi Cap Growth Portfolio and

Morgan Stanley Multi Cap Growth Trust (each, a MSIM Advisory Investor and together, the “MSIM Advisory Investors”) and any transferee of shares of Registrable Securities from a MSIM Advisory Investor who is an Advisory Investor (as defined below), (iii) any Fidelity Entity for so long as any Fidelity Entity holds any shares of Registrable Securities and (iv) Wells Fargo Central Pacific Holdings, Inc. (“Wells Fargo”) for so long as Wells Fargo holds at least 500,000 shares (subject to adjustment for stock splits, stock dividends, reclassifications or the like) of Registrable Securities. For purposes of this Section 2.3, the term “Major Investor” includes any partners, members and affiliates of a person that is otherwise a Major Investor, including Affiliated Funds. A Major Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners, members or affiliates, including Affiliated Funds, in such proportions as it deems appropriate. For purposes of this Agreement, an “Advisory Investor” shall mean a mutual fund, pension fund, pooled investment vehicle or separate account advised by an investment advisor registered under the Investment Advisers Act of 1940, as amended. Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a) The Company shall deliver a notice (the “RFO Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(b) Within 15 calendar days after delivery of the RFO Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the RFO Notice, up to that portion of such Shares which equals the proportion that the number of shares of outstanding Common Stock issued and held, or issuable upon conversion and exercise of all outstanding convertible or exercisable securities then held, by such Major Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all outstanding convertible or exercisable securities). Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing thereunder. The Company shall promptly, in writing, inform each Major Investor that purchases all the shares available to it (each, a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the 10-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of outstanding Common Stock issued and held, or issuable upon conversion and exercise of all outstanding convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of outstanding Common Stock then held, or issuable upon conversion of all outstanding convertible or exercisable securities then held, by all Fully-Exercising Investors who wish to subscribe for additional Shares.

(c) The Company may, during the 45-day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the RFO Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d) The right of first offer in this Section 2.3 shall not be applicable to the issuance of the Exempted Securities (as defined in the Restated Certificate) and the shares of Series D-1 Stock (and the shares of Class A Common Stock issuable upon the conversion thereof and the Class B Common Stock issuance upon conversion of such shares of Class A Common Stock) sold and issued pursuant to the Purchase Agreement.

(e) In addition to the foregoing, the right of first offer in this Section 2.3 shall not be applicable with respect to any Major Investor and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.

2.4 Confidentiality. Each Investor shall keep confidential and shall not disclose, divulge or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terns of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 2.4 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 2.4; (iii) to any Affiliate, Affiliated Fund, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business or to prospective limited partners of such Investor, provided that such Investor informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; (iv) in the case of any Investor that is a registered investment company within the meaning of the Investment Company Act of 1940, as amended, consistent with its required investment reporting practices, or (v) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

2.5 Founder Board Observers. The Company shall invite each Founder, who (a) is then serving in a full-time management position at the Company and (b) is not then serving as a director of the Board of Directors (“Founder Board Observers”), to attend all meetings of its Board of Directors in a nonvoting capacity and shall in this respect, concurrently with delivery to the Board of Directors, give Founder Board Observers copies of all notices, minutes, consents and other material that the Company provides to its directors (except that any Founder Board Observer may be excluded from access to any material or meeting or portion thereof if the Board of Directors determines in good faith, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential information or for other similar reasons). Upon reasonable notice and at a scheduled meeting of the Board of Directors or such other time, if any, as the Board of Directors may determine in its sole discretion, the Founder Board Observers may address the Board with respect to the business of the Company and business issues facing the Company.

2.6 Employee Vesting.

(a) Unless otherwise approved by the Board of Directors, all future employees and consultants of the Company who shall purchase, receive options to purchase, or receive awards of shares of the Company’s Common Stock under the Company’s 2012 Stock Plan (the “Plan”) after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following one (1) year of continued employment or service, the remaining shares vesting in equal monthly installments over the following three (3) years thereafter, (ii) in the event of a Change of Control (as defined in the Plan) (A) 50% of the unvested options or shares of the Company’s Common Stock shall vest and become exercisable immediately prior to the Change of Control, and (B) all of the remaining unvested options or shares shall vest and become exercisable if the recipient of such options and/or shares shall be terminated without Cause (as defined in the Plan) in connection with or after the Change of Control, (iii) if applicable, cashless exercise of options in accordance with the Plan and (iv) a 180 day lock-up period.

(b) If employees and consultants of the Company are permitted to exercise unvested options, the repurchase option shall provide that upon termination of the employment or consulting relationship, as the case may be, of the stockholders, with or without Cause, the Company or its assignee (to the extent permissible under applicable securities law qualification) retains the option to repurchase at cost any unvested shares held by such stockholders.

2.7 Director and Officer Insurance. The Company will use its best efforts to maintain in full force and effect director and officer liability insurance in the amount of at least $3 Million or other such amount as may be approved by the Board, including the approval by at least one Preferred Director (as defined in the Restated Certificate).

2.8 Confidential Information and Invention Assignment Agreement. The Company shall require all employees and consultants to execute and deliver a Confidential Information and Invention Assignment Agreement substantially in a form approved by the Company’s counsel or Board.

2.9 Termination of Certain Covenants.

(a) Each of the covenants set forth in this Section 2 (other than the covenants set forth in Section 2.4) shall terminate as to each Holder and be of no further force or effect (i) immediately prior to the consummation of a Qualified IPO, or (ii) upon termination of this Agreement, as provided in Section 3.

(b) The covenants set forth in Sections 2.1 and 2.2 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in Section 2.9(a).

3. Termination of Agreement.

3.1 Termination Events. This Agreement shall terminate and have no further force or effect upon the earlier of:

(a) the liquidation, dissolution or winding up of the business operations of the Company; or

(b) the consummation of a transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Company pursuant to the Company’s Restated Certificate, in which the consideration received by the Investors is in the form of cash and/or freely-tradeable marketable securities.

4. Aggregation of Stock. All shares of capital stock of the Company held or acquired by Affiliated entities or persons, including any Affiliated Funds, shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate. As used herein, “Affiliate” means, with respect to any specified Investor, any other Investor who, directly or indirectly, controls, is controlled by or is under common control with such Investor, including, without limitation, any general partner, managing member, officer or director of such Investor, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, such Investor.

5. Miscellaneous.

5.1 Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of California, without giving effect to principles of conflicts of law.

5.2 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.

5.3 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of (a) the Company, (b) the holders of at least a majority of the Founders’ Shares, measured on the basis of voting power (or their respective successors, assigns and legal representatives) if and only if such amendment is purported to apply to the Founder Shares and no other shares of Registrable Securities and (c) Investors holding a majority of the Registrable Securities held by all Investors (or their respective successors and assigns); provided, however, that this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor or Founder without the written consent of such Investor or Founder, unless such amendment, termination or waiver applies to all

Investors or Founders, as the case may be, in the same fashion (it being agreed that a waiver of the right of first offer set forth in Section 2.3 shall not be effective as to a Major Investor who has not waived such right unless (x) none of the holders who have waived such right purchases, or had any post-waiver right to purchase, any Shares in such issuance or (y) if any Major Investor who waived such right does purchase any Shares in such issuance, all Major Investors who have not signed such waiver are given the opportunity to participate on a pro rata basis relative to the amount invested by the participating Major Investors). Notwithstanding the foregoing, (i) any amendment of Section 2.3(ii) or of the definition of Advisory Investor shall require the written consent of the MSIM Advisory Investors or any transferee of shares of Registrable Securities from a MSIM Advisory Investor who is an Advisory Investor, (ii) any amendment of Section 2.3(iv) shall require the written consent of Wells Fargo for so long as Wells Fargo holds at least 500,000 shares (subject to adjustment for stock splits, stock dividends, reclassifications or the like) of Registrable Securities, (iii) for so long as any Fidelity Entity holds any shares of Registrable Securities, any rights provided or granted to, or any obligations imposed upon, any Fidelity Entity under Sections 1.12, 1.14, 5.9, 5.10, this clause (iii) of Section 5.3 and the definition of “Major Investor” may not be amended or waived (either generally or in a particular instance) in a manner that adversely affects such rights or obligations without the prior written consent of such Fidelity Entity, and (iv) this Agreement may be amended with only the written consent of the Company for the sole purpose of including additional purchasers of Series D-1 Stock as “Investors.” Any amendment or waiver effected in accordance with this Section 5.3 shall be binding upon the Company, the Founders, the Investors, and each of their respective successors and assigns.

5.4 Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

5.5 Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by facsimile or email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Investor and Holder consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s Restated Certificate or bylaws by (i) facsimile telecommunication to the facsimile number set forth on the signature page, if any (or to any other facsimile number for the Investor or Holder that has been otherwise provided to the Company and confirmed by such Investor or Holder as a valid facsimile number that may be used for purposes of providing notice pursuant to this Section 5.5), or (ii) electronic mail to the electronic mail address set forth on the signature page, if any (or to any other electronic mail address for the Investor or Holder that has been otherwise provided to the Company and confirmed by such Investor or Holder as a valid electronic email address that may be used for purposes of providing notice pursuant to this Section 5.5), it being understood that if no such facsimile number or electronic email address is provided to the Company then notice may not be delivered by facsimile or electronic mail, as applicable. This consent may be revoked by any Investor or Holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

5.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

5.7 Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

5.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement.

5.9 Acknowledgment. The Company hereby acknowledges that Fidelity, the Fidelity Entities and Softbank Group Capital Limited (“Softbank”) are professional investment managers and/or funds, and as such, invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as conducted or proposed to be conducted). Neither the Fidelity Entities, Softbank, nor their respective Affiliates (including affiliated advisors and funds) shall be liable to the Company for any claim arising out of, or based upon, (a) the investment by the Fidelity Entities, Softbank or any Affiliated Fund in any entity competitive to the Company, or (b) actions taken by any advisor, partner, officer or other representative of a Fidelity Entity, Softbank or any Affiliated Fund to assist any such competitive company, whether or not such action was taken as a board member of such competitive company, or otherwise.

5.10 Massachusetts Business Trust. A copy of the Agreement and Declaration of Trust of each Investor affiliated with Fidelity, or any affiliate thereof, is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the trustees of such Investor or any affiliate thereof as trustees and not individually and that the obligations of this Agreement are not binding on any of the trustees, officers or stockholders of such Investor or any affiliate thereof individually but are binding only upon such Investor or any affiliate thereof and its assets and property.

[Signature Page Follows]

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

THE COMPANY:

10X GENOMICS, INC.

By	/s/ SERGE SAXONOV
(Signature)

Name: Serge Saxonov
Title: Chief Executive Officer

Address:
7068 Koll Center Parkway, Suite 401
Pleasanton, California 94566
United States

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

FOUNDERS:

/s/ SERGE SAXONOV
Serge Saxonov

/s/ BENJAMIN HINDSON
Benjamin Hindson

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SERGE SAXONOV

/s/ SERGE SAXONOV
By:	(Signature)

Address:

Fax:

Email:

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FIDELITY GROWTH COMPANY COMMINGLED POOL

By: Fidelity Management & Trust Co.

/s/ COLM HOGAN
By:	(Signature)

Name:	Colm Hogan

Title:	Authorized Signatory

Address:	Mag & Co.

c/o Brown Brothers Harriman & Co.

Attn: Corporate Actions/Vault

140 Broadway

New York, NY 10005

Email:

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FIDELITY SELECT PORTFOLIOS:
MEDICAL TECHNOLOGY AND DEVICES PORTFOLIO

/s/ COLM HOGAN
By:	(Signature)

Name:	Colm Hogan

Title:	Authorized Signatory

Address:	Mag & Co.

c/o Brown Brothers Harriman & Co.

Attn: Corporate Actions/Vault

140 Broadway

New York, NY 10005

Email:

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY FUND

/s/ COLM HOGAN
By:	(Signature)

Name:	Colm Hogan

Title:	Authorized Signatory

Address:	BNY Mellon

Attn: Stacey Wolfe

525 William Penn Place Rm 0400

Pittsburgh, PA 15259

Fax:	412-236-1012

Email:

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FIDELITY MT. VERNON STREET TRUST: FIDELITY SERIES GROWTH COMPANY FUND

/s/ COLM HOGAN
By:	(Signature)

Name:	Colm Hogan

Title:	Authorized Signatory

Address:	State Street Bank & Trust

PO Box 5756

Boston. MA 02206

Attn: WAVELENGTH + CO Fidelity

Mt. Vernon Street Trust: Fidelity

Series Growth Company Fund

Fax:	617-988-9110

Email:

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FIDELITY SELECT PORTFOLIOS: HEALTH CARE PORTFOLIO

/s/ COLM HOGAN
By:	(Signature)

Name:	Colm Hogan

Title:	Authorized Signatory

Address:	Mag & Co.

c/o Brown Brothers Harriman & Co.

Attn: Corporate Actions/Vault

140 Broadway

New York, NY 10005

Email:

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

MERITECH CAPITAL PARTNERS V L.P.
By: Meritech Capital Associates V L.L.C.
its General Partner

/s/ CRAIG SHERMAN
By:	(Signature)

Name:	Craig Sherman

Title:	Managing Member

Address:	Meritech Capital

245 Lytton Ave. Suite 125

Palo Alto, CA 94301

Attn: Joel Backman

Email:

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

MERITECH CAPITAL PARTNERS V SIDECAR L.P.
By: Meritech Capital Associates V L.L.C.
its General Partner

/s/ CRAIG SHERMAN
By:	(Signature)

Name:	Craig Sherman

Title:	Managing Member

Address:	Meritech Capital

245 Lytton Ave. Suite 125

Palo Alto, CA 94301

Attn: Joel Backman

Email:

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

MERITECH CAPITAL AFFILIATES V L.P.
By: Meritech Capital Associates V L.L.C.
its General Partner

/s/ CRAIG SHERMAN
By:	(Signature)

Name:	Craig Sherman

Title:	Managing Member

Address:	Meritech Capital

245 Lytton Ave. Suite 125

Palo Alto, CA 94301

Attn: Joel Backman

Email:

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

WELLS FARGO CENTRAL PACIFIC HOLDINGS, INC.

/s/ JOHN HUKARI
By:	(Signature)

Name:	John Hukari

Title:	Chief Operating Officer

Address:	Wells Fargo

Attn: Collin S. Mayer, Vice President

1000 Louisiana Street, 9th Floor

Houston, TX 77002

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FORESITE CAPITAL FUND I, L.P.

By:	Foresite Capital Management I, LLC
Its:	General Partner

By:	/s/ DENNIS D. RYAN

Name:	Dennis D. Ryan

Title:	Chief Financial Officer

FORESITE CAPITAL FUND II, L.P.

By:	Foresite Capital Management II, LLC
Its:	General Partner

By:	/s/ DENNIS D. RYAN

Name:	Dennis D. Ryan

Title:	Chief Financial Officer

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

JOHN R. STUELPNAGEL TRUST

/s/ JOHN R. STUELPNAGEL
By:	(Signature)

Name:	John R. Stuelpnagel

Title:	Trustee

Address:

Fax:

Email:

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

VENROCK ASSOCIATES VI, L.P.
By: Venrock Management VI, LLC, its General Partner

/s/ DAVID L. STEPP
By:	(Signature)

Name:	David L. Stepp

Title:	Authorized Signatory

Address:	3340 Hillview Ave

Palo Alto, CA 94304

Fax:	650-561-9180

Email:

VENROCK PARTNERS VI, L.P.
By: Venrock Partners Management VI, LLC, its General Partner

/s/ DAVID L. STEPP
By:	(Signature)

Name:	David L. Stepp

Title:	Authorized Signatory

Address:	3340 Hillview Ave

Palo Alto, CA 94304

Fax:	650-561-9180

Email:

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

VENROCK HEALTHCARE CAPITAL PARTNERS II, L.P.

By: VHCP Management II, LLC
Its: General Partner

/s/ DAVID L. STEPP
By:	(Signature)

Name:	David L. Stepp

Title:	Authorized Signatory

Address:

Fax:

Email:

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

VHCP CO-INVESTMENT
HOLDINGS II, LLC

By: VHCP management II, LLC
Its: Manager

/s/ DAVID L. STEPP
By:	(Signature)

Name:	David L. Stepp

Title:	Authorized Signatory

Address:

Fax:

Email:

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

SCHEDULE 1

INVESTORS

NAME AND ADDRESS

MERITECH CAPITAL PARTNERS V L.P.

MERITECH CAPITAL PARTNERS V SIDECAR L.P.

MERITECH CAPITAL AFFILIATES V L.P.

FIDELITY GROWTH COMPANY COMMINGLED POOL

FIDELITY SELECT PORTFOLIOS: MEDICAL TECHNOLOGY AND DEVICES PORTFOLIO

FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY FUND

FIDELITY MT. VERNON STREET TRUST: FIDELITY SERIES GROWTH COMPANY FUND

FIDELITY SELECT PORTFOLIOS: HEALTH CARE PORTFOLIO

SOFTBANK GROUP CAPITAL LIMITED

ELIAX LLC

JS CAPITAL LLC

VHCP CO-INVESTMENT HOLDINGS II, LLC

VENROCK HEALTHCARE CAPITAL PARTNERS II, L.P.

NAME AND ADDRESS

MORGAN STANLEY VARIABLE INVESTMENT SERIES – MULTI CAP GROWTH PORTFOLIO

MORGAN STANLEY MULTI CAP GROWTH TRUST

DOWNRANGE 10X, LLC C/O ALEXANDER WONG

BENJAMIN HINDSON

BOWERS, LLC

CANYONSIDE LLC DEFINED BENEFIT PENSION PLAN

CHRISTOPHER T. BLISARD

DAVID GROSSMAN

FRED P. MILANOVICH

JAMES D. PARDEE

JOHN SHOFFNER

JOHN R. STUELPNAGEL TRUST

KEVIN NESS

NAME AND ADDRESS

ABEE, LLC

PALADIN III (CA), L.P.

PALADIN III (CAYMAN ISLANDS), L.P.

PALADIN III (HR), L.P.

PALADIN III (NY CITY), L.P.

PALADIN III CO-INVESTMENT, LLC

PALADIN III, L.P.

PALADIN INTERNATIONAL, LLC

PETER BONNEY

PETER-CHRISTIAN OLIVO

SAM CHAWLA

SERGE SAXONOV

VITAL FINANCIAL 10X TECHNOLOGIES INVESTORS LLC

PCM-10X LLC (F/K/A VITAL 10X CROSSOVER LLC)

NAME AND ADDRESS

VITALY DUKHON

WILSON SONSINI INVESTMENT COMPANY, LLC (2012A)

WS INVESTMENT COMPANY, LLC (2013A)

VENROCK ASSOCIATES VI, L.P.

VENROCK PARTNERS VI, L.P.

FORESITE CAPITAL FUND I, L.P.

FORESITE CAPITAL FUND II, L.P.

ROBERT NELSEN

THE TIMOTHY AND CHRISTINE HARKNESS FAMILY TRUST

MOTION GROUP, LLC (DBA IN CALIFORNIA AS MOTION GROUP HOLDINGS, LLC)

WELLS FARGO CENTRAL PACIFIC HOLDINGS, INC.